Exhibit 10.51

PARTNER NON-COMPETITION AGREEMENT

THIS PARTNER NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of December 12, 2009, by and among Highbury Financial Inc., a Delaware corporation (“Highbury” or the “General Partner”), Manor LLC (“Manor”), a Delaware limited liability company and a wholly-owned subsidiary of Affiliated Managers Group, Inc., a Delaware corporation (“AMG”), Aston Asset Management, LLC, a Delaware limited liability company (the “Employer”), and Stuart Bilton (the “Equityholder”).

WHEREAS, the Employer is engaged in the business of providing Investment Management Services;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among AMG, Highbury and Manor, Highbury will merge (on the terms and subject to the conditions set forth therein) with and into Manor (with Manor surviving), at the Effective Time and, as a result, AMG will own, indirectly through Manor, a majority of the partnership interest and the associated goodwill of the Employer (the “Merger”) and, at the Effective Time, AMG will pay significant consideration to the equityholders of Highbury (the “Merger Consideration”);

WHEREAS, simultaneously with the execution of the Merger Agreement, the Equityholder has become a party to that certain Amended and Restated Limited Partnership Agreement of the Employer (as the same may be amended and/or restated from time to time, the “Restated LP Agreement”), which will become effective immediately prior to the Effective Time and reflect the conversion of the Employer into a Delaware limited partnership by the name of Aston Asset Management, LP at such time, and pursuant to which Manor will become the General Partner of the Employer, and the Equityholder will continue to hold (directly and/or through his related Limited Partner (as defined in the Restated LP Agreement), if any) an equity interest in the business of the Employer through his Retained Ownership Interest (as defined in the Merger Agreement) therein;

WHEREAS, as a significant owner of the Employer, the Equityholder will receive substantial economic and other benefits in his ownership capacity if the Merger is consummated, including his receipt on the Closing Date of significant consideration;

WHEREAS, the Equityholder also will continue to own a substantial equity interest in the business of the Employer following consummation of the Merger, and the Equityholder will have the opportunity in the future to receive additional substantial payments from the General Partner pursuant to the Equityholder's sale of his Retained Ownership Interest in the Employer to the General Partner under the Restated LP Agreement;

WHEREAS, the Equityholder has been an owner of the business of the Employer (and its predecessors) for more than thirty-eight (38) years, has during such time contributed to the acquisition and retention of Clients (as defined herein), and will continue to seek to acquire and retain Clients and to generate goodwill in the future as a partner of the Employer following the Closing;

WHEREAS, the General Partner, the Employer and the Equityholder recognize the importance of the Equityholder to the Employer and to the Employer's ability to retain its Client relationships and generate goodwill in the future;

WHEREAS, the General Partner and the Employer wish to be assured that the Equityholder will not, while a partner of the Employer and for a period thereafter, compete with the Employer or any of its Controlled Affiliates or solicit any Past Clients, Present Clients, or Potential Clients (each as defined herein) of the Employer or its Controlled Affiliates, as any such competition or solicitation by the Equityholder would damage the Employer's goodwill among its Clients and the general public;

WHEREAS, in connection with the Equityholder's sale in the Merger and his retention (directly and/or through his related Limited Partner, if any) of his Retained Ownership Interest following the consummation thereof, the Equityholder agrees to refrain from competing with the Employer or any of its Controlled Affiliates or soliciting Past Clients, Present Clients or Potential Clients for the periods, and upon and subject to the terms, provided herein; and

WHEREAS, it is a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Merger Agreement and the Restated LP Agreement (including without limitation the Equityholder's receipt of consideration in connection with the Merger, the Equityholder's retention of his Retained Ownership Interests and the Equityholder's opportunity to receive substantial additional payments in the future upon the sale of those Retained Ownership Interests to the General Partner under the Restated LP Agreement) that the Equityholder enter into and be bound by this Agreement.

In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.           Effectiveness.  This Agreement shall constitute a binding agreement between the parties as of the date hereof; provided, however, that in the event the Merger Agreement is terminated for any reason without the Effective Time having occurred, this Agreement shall be terminated without further obligation or liability on the part of any party hereto.  Notwithstanding any other provision herein, this Agreement shall constitute a binding agreement between the parties as of the date hereof but shall not have any force or effect until the Effective Time. Until the Effective Time, nothing herein will be deemed to amend, modify or supersede in any respect any other agreement the Employee may have with Employer and this Agreement shall automatically terminate without any action by any party hereto upon the termination of the Merger Agreement in accordance with its terms.

2.           Definitions. Initially capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Restated LP Agreement.

“Client” shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules:

(i)           with respect to each Client, the term “Client” shall also include any Persons who are Affiliates of such Client, directors, officers or employees of such Client or any such Affiliates thereof, or Persons who are members of the Immediate Family of such Client or any of the other foregoing Persons or Affiliates of any of them;

(ii)          with respect to any Present Client or Past Client (as applicable) that is a Fund, the term “Client” shall include (x) the sponsor of such Client, and any other Fund sponsored by such Person or its Affiliates, and (y) any investor or participant in such Client (provided that, except to the extent the Equityholder has actual knowledge of the identity of an investor or participant therein, in the case of any Fund, an investor or participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder unless such investor or participant has (in the case of a Present Client), or had (in the case of a Past Client), in the aggregate at least $1,000,000 under management by the Employer and its Controlled Affiliates (and/or any predecessor thereto, in the case of a Past Client) (whether through investments in Funds or otherwise));

(iii)         with respect to any Client that is a trust or similar entity, the term “Client” shall include the settlor and each of the beneficiaries of such Client and the Affiliates and Immediate Family members of any such Persons; and

(iv)        with respect to so-called “wrap programs”, “SMA programs” or similar programs, the term “Client” shall include (x) the sponsor of such program and (y) the underlying participants in such program (provided that, except to the extent the Equityholder has actual knowledge of the identity of a participant therein, a participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder unless such participant has (in the case of a Present Client), or had (in the case of a Past Client), in the aggregate at least $1,000,000 under management by the Employer and its Controlled Affiliates (and/or any predecessor thereto, in the case of a Past Client).

“Closing Date” shall mean the date on which the Effective Time occurs.

“Effective Time” shall mean immediately prior to the Closing under the Merger Agreement.

“Excluded Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who is a member of an Equityholder's Immediate Family (or any investment account of which the Equityholder and/or members of the Equityholder's Immediate Family are the sole beneficial owners).

“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended), including without limitation an investment company (whether or not registered under the 1940 Act), a general or limited partnership, a limited liability company, a trust or a commingled fund, in any such case organized (or otherwise formed) in any jurisdiction.

“Immediate Family” shall mean, with respect to any natural person, (i) such person's spouse, parents, grandparents, children, grandchildren and siblings, (ii) such person's former spouse(s) and current spouses of such person's parents, grandparents, children, grandchildren and siblings and (iii) estates, trusts, partnerships and other entities of which a majority of the interests are held directly or indirectly by the foregoing.

“Investment Management Services” shall mean any services which involve: (i) the management, administration, solicitation or distribution of an investment account or Fund (or portions thereof or a group of investment accounts or Funds) for compensation, (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation, or (iii) otherwise acting as an “investment adviser” within the meaning of the Advisers Act; including, without limitation, in each of the foregoing cases, performing activities related or incidental thereto.

“Past Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who at any point prior to such time of determination had been, directly or indirectly (and including without limitation through one or more intermediaries such as a wrap sponsor, or as an investor or other participant in a Fund for which the Employer or any Controlled Affiliate thereof (or any predecessor thereto) acts (or acted) as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of, or otherwise a recipient of Investment Management Services from, (i) the Employer or any of its Controlled Affiliates (or any predecessor thereto), and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant of the Employer or any of its Controlled Affiliates (or any predecessor thereto) acting on behalf of the Employer or any of its Controlled Affiliates (or any predecessor thereto), but at such time is not an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Employer or any of its Controlled Affiliates (or any of the foregoing Persons acting on their behalf); provided, however, that, from and after the termination of the Equityholder's status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer, the term “Past Client” shall thereafter be limited (solely with respect to the Equityholder) to those Past Clients who were (directly or indirectly) advisees or investment advisory customers or clients of, or recipients of Investment Management Services from, the Employer or any of its Controlled Affiliates (or any predecessor thereto), or any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person, at any time during the two (2) years immediately preceding the date of such termination.

“Potential Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person to whom (i) the Employer or any of its Controlled Affiliates (or any predecessor thereto), and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person, acting on behalf of the Employer or any of its Controlled Affiliates (or any predecessor thereto) in any such case has, within two (2) years prior to such time of determination, offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, the Employer or any of its Controlled Affiliates (directly or indirectly); provided, however, that, from and after the termination of the Equityholder's status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer, the term “Potential Client” shall thereafter be limited (solely with respect to the Equityholder) to those Potential Clients to whom such an offer to provide Investment Management Services was made at any time during the two (2) years immediately preceding the date of such termination.  The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events.

“Present Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who is at such time of determination, directly or indirectly (and including without limitation through one or more intermediaries such as a wrap sponsor, or as an investor or other participant in a Fund for which the Employer or any of its Controlled Affiliates (or any predecessor thereto) acts as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, (i) the Employer or any of its Controlled Affiliates (or any predecessor thereto) and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person acting on behalf of the Employer or any of its Controlled Affiliates (or any predecessor thereto).

“Prohibited Competition Activity” shall mean performing any Investment Management Services; provided that directly performing Investment Management Services for the Equityholder's own account or the account of any Excluded Client without a fee or other remuneration shall not be considered a Prohibited Competition Activity.

“Transaction Documents” shall have the meaning given to it in the Merger Agreement.

3.           Non-Competition and Other Restrictive Covenants.

(a)      The Equityholder agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Equityholder shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Employer and its Controlled Affiliates while a Partner (directly and/or through his related Limited Partner, as applicable) of the Employer), during the period beginning on the Closing Date and until the date that is the sixth (6th) anniversary of the Closing Date (for the avoidance of doubt, whether or not the Equityholder has ceased to be a Partner of the Employer (directly and/or through his related Limited Partner, as applicable) for any reason):

(i)            Engage in any Prohibited Competition Activity involving or otherwise relating to equity or equity-linked securities (or any derivatives or other financial instruments relating to such securities or the performance thereof); or

(ii)           Engage in any other Prohibited Competition Activity.

(b)      In addition to, and not in limitation of, the provisions of Section 3(a), the Equityholder agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Equityholder shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any other Person (other than the Employer and its Controlled Affiliates while a Partner (directly and/or through his related Limited Partners, as applicable) of the Employer), during the period beginning on the Closing Date and until the date that is the sixth (6th) anniversary of the Closing Date (for the avoidance of doubt, whether or not the Equityholder has ceased to be a Partner of the Employer (directly and/or through his related Limited Partner, as applicable) for any reason):

(i)           Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients and Potential Clients) for whom the Equityholder provided (directly or indirectly) any Investment Management Services while a Partner (directly and/or through his related Limited Partners, as applicable) of the Employer, or whom the Equityholder solicited or otherwise had material contact with through or on behalf of the Employer or any Controlled Affiliate thereof (or any predecessor thereto);

(ii)           Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients and Potential Clients) with respect to which the Equityholder had access to confidential or proprietary information of the Employer or any Controlled Affiliate thereof (or any predecessor thereto) while a Partner (directly and/or through his related Limited Partners, as applicable) of the Employer (or an equityholder of the Employer), including without limitation any Person that was (or an Affiliate of which was) a Present Client as of the Closing Date; or

(iii)          Provide Investment Management Services to any other Person that is a Client (which includes Past Clients, Present Clients and Potential Clients);

provided, however, that this Section 3(b) shall not be applicable to Clients (including Potential Clients) who are also Excluded Clients.

(c)      In addition to, and not in limitation of, the provisions of Sections 3(a) and 3(b), the Equityholder agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Equityholder shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant, or in any other capacity, on behalf of himself or any other Person (other than the Employer and its Controlled Affiliate while a Partner (directly and/or through his related Limited Partner, as applicable) of the Employer), during the period beginning on the Closing Date and until the date that is the sixth (6th) anniversary of the Closing Date (for the avoidance of doubt, whether or not the Equityholder has ceased to be a Partner of the Employer (directly and/or through his related Limited Partner, as applicable) for any reason):

(i)           Solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds or accounts with respect to which the Employer or any of its Controlled Affiliates provides Investment Management Services to be withdrawn from such management or other services, or (B) causing any Client (including any Potential Client) not to engage the Employer or any of its Controlled Affiliates to provide Investment Management Services for any additional funds or accounts (or otherwise attempt to cause any of the foregoing to occur);

(ii)          Otherwise divert or take away (or seek to divert or take away) any funds or investment accounts with respect to which the Employer or any of its Controlled Affiliates provides Investment Management Services; or

(iii)         Contact or communicate with, whether directly or indirectly, any Past Clients, Present Clients or Potential Clients in connection with providing Investment Management Services to such Persons;

provided, however, that this Section 3(c) shall not be applicable to Clients (including Potential Clients) who are also Excluded Clients.

(d)      In addition to, and not in limitation of, the provisions of Sections 3(a), 3(b) and 3(c), the Equityholder agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Equityholder shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any other Person (other than the Employer and its Controlled Affiliate thereof while a Partner (directly and/or through his related Limited Partner, as applicable) of the Employer), during the period beginning on the Closing Date and until the sixth (6th) anniversary of the Closing Date (for the avoidance of doubt, whether or not the Equityholder has ceased to be a Partner of the Employer (directly and/or through his related Limited Partner, as applicable) for any reason):

(i)            Solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employer or any of its Controlled Affiliates to terminate its, his or her relationship therewith;

(ii)           Hire any employee or agent of, or consultant to, the Employer or any of its Controlled Affiliates (or any predecessor thereto), or any person who was such an employee, agent or consultant at any time during the two (2) year period preceding (I) such action by the Equityholder (in the case of any such action taken by the Equityholder while he remains a Partner of the Employer (directly and/or through his related Limited Partner, as applicable)) or (II) the termination of the Equityholder's status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer (in the case of any such action taken by the Equityholder following termination of such status); or

(iii)          Work in any enterprise involving Investment Management Services with any employee, agent or consultant or former employee, agent or consultant, of the Employer or any of its Controlled Affiliates (or any predecessor thereto) who was employed by or acted as an agent or consultant to the Employer or any of its Controlled Affiliates (or any predecessor thereto) at any time during the two (2) year period preceding (I) such action by the Equityholder (in the case of any such action taken by the Equityholder while he remains a Partner of the Employer (directly and/or through his related Limited Partner, as applicable)) or (II) the termination of the Equityholder's status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer (in the case of any such action taken by the Equityholder following termination of such status);

(but excluding, for all purposes of this sentence, secretaries and persons holding other similar ministerial positions).

(e)      Notwithstanding the provisions of Sections 3(a), 3(b), 3(c) and 3(d), the Equityholder may make passive personal investments in an enterprise (whether or not competitive with AMG or the Employer) the shares or other equity interests of which are publicly traded, provided that his holding therein, together with any holdings of his Affiliates and members of his Immediate Family and their Affiliates, are less than five percent (5%) of the outstanding shares or comparable interests in such entity.

(f)       The Equityholder, the Employer and the General Partner agree that (x) the non-competition and other restrictive covenants set forth in this Section 3 have been entered into by the Equityholder in connection with the Merger and in recognition of (and in connection with) his direct and indirect ownership of the business of the Employer (and its predecessors thereto), his status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer following consummation of the Merger, and as a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Merger Agreement and the Restated LP Agreement, and (y) the periods of time and the unlimited geographic area applicable to the covenants set forth in this Section 3 (and all other aspects of the scope of such covenants) are reasonable in view of (without limitation):

(i)           The Equityholder's ownership in the business of the Employer (and its predecessors) for more than thirty-eight (38) years and his status as a significant equityholder of the Holding Company, the businesses of which are being acquired in the Merger;

(ii)          The Equityholder's receipt of significant consideration in connection with the Merger, including the sale of the goodwill inherent in the Holding Company’s and its Controlled Affiliates’ (including without limitation the Employer’s (and its predecessors’) and its Controlled Affiliates’) relationships with Clients resulting therefrom;

(iii)         The Equityholder's retention of a significant ownership interest in the business of the Employer following consummation of the Merger (directly and/or through his related Limited Partner, as applicable), and his status as a Partner of the Employer in connection with his Retained Ownership Interest therein;

(iv)         The Equityholder's opportunity in the future to receive substantial additional payments from the General Partner (directly and/or through his related Limited Partner, as applicable) pursuant to the Equityholder's sale of his Retained Ownership Interest to the General Partner under the Restated LP Agreement, which the Equityholder, the General Partner and the Employer acknowledge provides the Equityholder with an additional future opportunity to be a seller of the goodwill of the Employer represented by such Retained Ownership Interest, and constitutes a separate and independent reason that the periods of time and scope of the covenants set forth in this Section 3 are reasonable;

(v)          The geographic scope and nature of the businesses in which the Employer and its Controlled Affiliates are (and their predecessors were) engaged;

(vi)         The Equityholder's knowledge of the Employer's and its Controlled Affiliates’ (and their predecessors’) businesses and the confidential and proprietary information thereof, including without limitation as an owner thereof;

(vii)        The Equityholder’s status as a partner of the Employer (directly and/or through his related Limited Partner, as applicable), and his fiduciary and other duties in connection therewith; and

(viii)       The Equityholder’s relationships with the Employer’s (and its predecessors’) Clients, including without limitation as an owner of the Employer and its predecessor.

However, the parties hereto agree that, if any such period of time or geographic area (or other aspect of the scope of such covenants) should be adjudged unreasonable in any judicial or arbitral proceeding, then such period of time shall be reduced by such number of months, or such geographic area shall be reduced by elimination of such portion of such area, or such other aspect of the scope of such covenants shall be reduced in respect of such portion thereof (as applicable), in any such case as is deemed unreasonable, such that such covenants may be enforced during such maximum period of time, in such maximum geographic area, and with such maximum scope, as is adjudged to be reasonable.

(g)      The Equityholder agrees to provide written notice of the provisions of this Section 3 (and shall provide a copy of such notice concurrently to the Employer and the General Partner), together with a copy thereof, to any enterprise engaged in whole or in part in the provision of Investment Management Services for which the Equityholder acts as an employee or otherwise becomes associated following termination of his status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer (prior to acting in such capacity or commencing such association, as applicable).

(h)      The provisions of this Section 3 shall not be deemed to limit any of the rights of the Employer or the Partners under the Restated LP Agreement, the Equityholder's Employment Agreement or under applicable law, but shall be in addition to the rights set forth in the Restated LP Agreement and the Equityholder's Employment Agreement and those which arise under applicable law.

(i)       The Equityholder acknowledges and agrees that the restrictive covenants and other agreements of the Equityholder contained in this Agreement are an essential part of this Agreement.  The Equityholder further represents, warrants and agrees that the Equityholder has been fully advised by, or has had the opportunity to be fully advised by, counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents.  Accordingly, the Equityholder agrees to be bound by the restrictive covenants and other agreements of the Equityholder contained in this Agreement, it being the intent and spirit of the parties that such restrictive covenants and other agreements of the Equityholder contained in this Agreement shall be valid and enforceable in all respects.

4.           Absence of Conflicting Agreements.  The Equityholder represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of his duties and obligations under this Agreement or otherwise (including, without limitation, his duties as a Partner of the Employer (directly and/or through his related Limited Partner, as applicable)).  In addition, the Equityholder represents that he is not a party to or bound by any agreement with any business or venture competing with the Employer (or its predecessor), AMG, the General Partner or their respective Controlled Affiliates (except to the extent the Employer and its Controlled Affiliates compete with other of AMG's Controlled Affiliates), and covenants that he will not enter into or discuss entering into any such agreement while a Partner of the Employer (directly and/or through his related Limited Partner, as applicable).

5.           Remedies Upon Breach.

(a)      In the event that the Equityholder breaches any of the provisions of this Agreement (or otherwise violates any of the stated terms of such provisions), including without limitation following the termination of the Equityholder's status as a Partner of the Employer (directly and/or through his related Limited Partner, as applicable), then in such event, in addition to (and not in limitation of) such other remedies as the Employer and the General Partner may have against the Equityholder:

(i)           The Equityholder and any related Limited Partners thereof shall forfeit their right to receive any payment for their Partnership Points under the Restated LP Agreement, although they shall cease to be Limited Partners in accordance with the provisions of the Restated LP Agreement;

(ii)           Neither AMG nor the General Partner (or any of their assignees under the Restated LP Agreement) shall have any further obligations under any Promissory Note or Liquidation Date Consideration issued to the Equityholder or any related Limited Partner thereof pursuant to the Restated LP Agreement; and

(iii)          The Employer shall be entitled to (and, at the direction of the General Partner, shall), and the General Partner and its Affiliates shall be entitled to, in each such case withhold and cancel any other payments to which the Equityholder or any related Limited Partner or other Affiliate thereof otherwise would be entitled (whether pursuant to this Agreement or any other agreement, plan or policy) to offset damages resulting from such breach.

The Equityholder agrees that the remedies provided in this Section 5(a) with respect to breaches (or other violations) of the provisions of this Agreement are reasonably related to anticipated losses that the Employer and the General Partner would suffer upon a breach (or other violation) of such provisions by the Equityholder.

(b)      The Equityholder recognizes and agrees that the Employer's and the General Partner's remedies at law for any breach (or other violation), or threatened breach (or other violation), of the provisions of this Agreement would be inadequate, and that for any breach or threatened breach (or other violation) of such provisions by the Equityholder, the Employer and the General Partner shall, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, each be entitled to injunctive relief and enforcement of their respective rights by an action for specific performance to the extent permitted by law (and without having to post bond), and to an award of attorney's fees and costs incurred in connection with securing any of their rights hereunder.  Should the Equityholder engage in any activities prohibited by this Agreement, he agrees to pay over to the Employer all compensation received in connection with such activities.  Such payment shall not impair any other rights or remedies of the Employer or the General Partner or affect the obligations or liabilities of the Equityholder under this Agreement or any other written agreement to which he is a party or under applicable law.

6.           Miscellaneous.  The Equityholder acknowledges that his obligations under this Agreement shall survive the termination of the Equityholder's status (directly and/or through his related Limited Partner, as applicable) as a Partner of the Employer (regardless of the manner of such termination).  The Equityholder shall not enter into any agreement or arrangement which is inconsistent with the terms and provisions of this Agreement.

7.           Notices.  All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below.  Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery.  Notices which are mailed shall be effective on the third day after mailing.

(a)	If to the Employer:

Aston Asset Management, LP
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60601
Attn:  Stuart Bilton
Facsimile No:  (312) 268-1335

with a copy to:

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts  01965
Attn:  John Kingston, General Counsel
Facsimile No.:  (617) 747-3380

(b)	if to the Equityholder:

c/o Aston Asset Management, LP
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60601
Attn: Stuart Bilton
Facsimile No:  (312) 268-1335

(c)	if to the General Partner:

c/o Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts  01965
Attn:  John Kingston, General Counsel
Facsimile No.:  (617) 747-3380

unless and until notice of another or different address shall be given as provided herein.

8.           Third-Party Beneficiary; Assignability.  AMG is an intended third-party beneficiary of the provisions of this Agreement.  This Agreement may be assigned by the Employer, AMG and/or the General Partner without the consent of the Equityholder (but in the case of the Employer, only to one or more successors to all or substantially all of the business of the Employer).  This Agreement shall be binding upon and inure to the benefit of the Employer, the General Partner and their successors and permitted assigns. This Agreement shall not be assignable by the Equityholder.  For the avoidance of doubt, the General Partner as a party hereto shall be deemed to be a direct beneficiary of each of the covenants and agreements of the Equityholder hereunder, and the General Partner shall be entitled to enforce all such covenants and agreements on its own behalf.

9.           Entire Agreement.  This Agreement, together with the other Transaction Documents, contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior oral or written agreements between the Employer or any Controlled Affiliate thereof (any predecessor thereto or any Controlled Affiliate thereof) and the Equityholder with respect to the subject matter hereof.  In the event of any conflict between the provisions hereof and of the Restated LP Agreement, the provisions hereof shall control.

10.         Dispute Resolution.  All disputes arising under or in connection with this Agreement shall be settled by binding arbitration in accordance with the provisions of Section 10.6 of the Restated LP Agreement.

11.         Consent to Jurisdiction.  For the purposes of any judicial proceedings ancillary to an arbitration under Section 10 of this Agreement, each of the parties hereto hereby consents to personal jurisdiction, service of process and venue in the federal and state courts sitting in Illinois and hereby irrevocably agrees that any such judicial proceedings may be heard and determined in any such state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto hereby irrevocably consents to the service of process in any such proceedings by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 7 hereof.  The parties hereto agree that a final judgment in any such proceedings shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law, and nothing contained herein shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions (subject to the provisions of Section 10 hereof).

12.         Waivers and Further Agreements.  Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 12, may be waived or modified in whole or in part as against the General Partner, the Employer or the Equityholder, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Agreement or the applicable term or condition hereof, provided that any action under this Section 12 on behalf of the Employer may be taken only with the prior written approval of the General Partner (as the general partner of the Employer).  Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

13.         Amendments; Employer's Consent.  This Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, provided that any action under this Section 13 on behalf of the Employer may be taken only with the prior written approval of the General Partner (as the general partner of the Employer).  Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the General Partner (as the general partner of the Employer).

14.         Severability. If any provision of this Agreement shall be adjudged in any judicial or arbitral proceeding to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, and this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.  Moreover, if any one or more of the provisions contained in this Agreement shall be adjudged in any judicial or arbitral proceeding to be excessively broad as to duration, activity or subject (or in any other respect), such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.  For the avoidance of doubt, the provisions of this Agreement are severable, and no breach of any provision of this Agreement (or any other Transaction Document) or any other purported violation of law by the Employer or the General Partner shall operate to excuse the Equityholder's obligation to fulfill his covenants and agreements hereunder (including without limitation the requirements of Section 3 hereof).  For the further avoidance of doubt, the Equityholder understands that his relationship with the Employer is subject to material changes (including without limitation in respect of the nature of his duties and/or compensation), and he agrees that no such changes shall operate to extinguish any of his obligations under this Agreement or to require the re-signing of this Agreement.

15.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of Illinois which apply to contracts executed and performed solely in Illinois, and without regard to any rule or canon of construction which interprets agreements against the drafting party.

16.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Signatures delivered by facsimile or electronic PDF file shall constitute original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
	Name:	Richard S. Foote
	Title:	President and Chief Executive Officer

MANOR LLC

By:	Affiliated Managers Group, Inc.,
Its Manager and Sole Member

By:	/s/ Jay Horgen
	Name:	Jay Horgen
	Title:	Executive Vice President

ASTON ASSET MANAGEMENT, LLC

By:	Highbury Financial Inc., its Sole Member

By:	/s/ Richard S. Foote
	Name:	Richard S. Foote
	Title:	President and Chief Executive Officer

EQUITYHOLDER:

/s/ Stuart Bilton
Stuart Bilton

[Partner Non-Competition Agreement]